UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive
Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Data Presentation at American College of Gastroenterology 2014 Annual Scientific Meeting

On October 21, 2014, Salix Pharmaceuticals, Ltd. (the “Company”) announced that Dr. Anthony Lembo of Beth Israel Deaconess Medical Center would present the results of TARGET 3, the Company’s Phase 3 retreatment study of rifaximin 550 mg for IBS-D, in a late-breaking podium presentation at the American College of Gastroenterology 2014 Annual Scientific Meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Announcement of Date for Third Quarter 2014 Earnings Release and Conference Call

On October 23, 2014, the Company issued a press release announcing that it will report third quarter 2014 financial results following the close of the U.S. financial markets on Thursday, November 6, 2014. The Company will also host a conference call at 4:30 p.m. ET on that date relating to its third quarter 2014 financial performance. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated October 21, 2014.

99.2	Press release, dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 23, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ Timothy J. Creech
Timothy J. Creech
Senior Vice President, Finance and Administrative Services

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 21, 2014.

99.2	Press release, dated October 23, 2014.